Exhibit 99.1

bread financial

Bread Financial reports third quarter 2023 results

COLUMBUS, Ohio, October 26, 2023 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the third quarter ended September 30, 2023.

($ in millions, except per share amounts)	Third quarter 2023		Year-to-date 2023	
	Total company	Continuing operations	Total company	Continuing operations
Net income	$171	$173	$675	$693
Earnings per diluted share	$3.42	$3.46	$13.44	$13.80

$17.5B	$1,031MM	12.9%	$42.45
Average loans	Revenue	Common equity tier 1 capital ratio	Tangible book value per share

- Relative to the third quarter of 2022:
  - Average credit card and other loans remained flat.
  - Revenue increased $52 million, or 5%, and net income increased $37 million, or 28%.
  - Common equity tier 1 capital ratio increased 140 basis points.
  - Tangible book value per share increased $8.15, or 24%.
- Third quarter delinquency rate of 6.3% and net loss rate of 6.9%.
- Completed authorized $35 million share repurchase plan, representing 935,000 shares.

CEO COMMENTARY

"With net income of $171 million, earnings per diluted share of $3.42, and a 25% return on equity, our third quarter results demonstrate our enhanced financial resilience even as losses were above our through-the-cycle average. Tangible book value per share exceeded $42, nearly triple the level of the first quarter of 2020, underscoring our progress in building long-term shareholder value. We continue to strengthen our balance sheet, prioritizing disciplined asset growth in an ongoing challenging macroeconomic environment, strong reserve and capital protection, and stable, diversified funding.

"During the third quarter we continued to observe a reduction in overall consumer spending, reflecting consumer self-moderation, persistent inflation pressure, higher interest rates, and our ongoing proactive credit tightening actions. As we monitor consumers' financial health, we continuously adjust underwriting to meet our risk-return thresholds. While these adjustments moderate sales and loan growth, we also expect our actions will support improved credit performance in the future.

"In early October, we successfully closed on the Dell Technologies consumer credit portfolio purchase of approximately $400 million and simultaneously launched the Dell Pay program, expanding our position in the consumer technology market with a broad suite of payment solutions. We also recently launched a credit card program for Ross Dress for Less, the largest off-price apparel and home fashion chain in the United States. Through our industry expertise, technology and data and analytics capabilities, we are well-positioned to drive value for both our new and existing partners.

"In anticipation of the CFPB's issuance of its final rule on credit card late fees, we are proactively developing plans intended to address the potential changes in regulation, which if left unmitigated would have a significant impact on our business. We are engaged with our brand partners regarding potential outcomes and the mitigating actions we are contemplating.

"Having effectively managed through significant regulatory changes and varied credit cycles for more than three decades, our seasoned leadership team remains focused on generating strong returns through prudent capital and risk management. Bread Financial's strategy and responsible business practices reflect our unwavering commitment to drive sustainable, profitable growth and build long-term value for our stakeholders."

- Ralph Andretta, president and chief executive officer

Bread Financial | October 26, 2023

1

Bread Financial | October 26, 2023 2 "Our third quarter financial results highlight our focus on prudent growth and expense discipline, as we achieved 5% year-over-year revenue growth on 3% growth in expenses. For the tenth consecutive quarter, PPNR grew year-over- year, reflecting our ability to deliver sustainable, quality growth. As expected, third quarter net interest margin increased sequentially as a result of seasonality and lower reversals of interest and fees due to lower gross losses in the quarter. As we had guided, expenses were lower sequentially as we effectively managed costs while continuing to invest in technology modernization, digital advancement, and product innovation consistent with our business strategy. "We further enhanced our balance sheet during the third quarter, including 18% growth in direct-to-consumer deposit balances versus the third quarter of 2022. Additionally, we continued to build capital with our common equity tier 1 capital ratio increasing 140 basis points to 12.9%. Also during the quarter, we completed our authorized $35 million share repurchase plan, representing 935,000 shares repurchased. "From a credit perspective, our third quarter results were consistent with our expectations. Loan growth slowed as we continued to responsibly tighten underwriting and credit lines in light of inflationary pressures, higher interest rates, and the resumption of student loan payments. We expect credit losses to remain elevated in the fourth quarter given seasonal trends, continued consumer payment pressures, and reduced loan growth. "Our reserve rate remained flat to the second quarter of 2023 at 12.3% as we maintain conservative economic scenario weightings in our credit reserve modeling. With our conservative model assumptions, we believe our loan loss reserve provides a margin of protection in a more challenging macroeconomic environment. "Since the proposed CFPB late fee rule changes were announced in February, we have been evaluating and discussing with our brand partners a number of strategies designed to limit the impact of the final rule on our businesses, which may include increased APRs and other fee-based pricing actions, certain underwriting adjustments, changes in brand partner program economics, and continued product diversification strategies. "We remain confident in our ability to deliver on our 2023 full year financial outlook and build on this success for the future." - Perry Beberman, executive vice president and chief financial officer 2023 full year outlook • "Our 2023 full year outlook is updated to reflect slower sales growth as a result of ongoing strategic credit tightening and moderating consumer spending, both of which pressure loan growth and the net loss rate. • Macroeconomic assumptions: "Our outlook assumes a more challenging macroeconomic landscape with continued pressure from compounded inflation over the past two years. In addition, it assumes interest rate increases, if any, by the Federal Reserve will result in a nominal benefit to total net interest income. • Average loan growth: "Based on our new and renewed brand partner announcements, visibility into our pipeline, ongoing strategic credit tightening actions, moderating consumer spending, and the current economic outlook, we expect full year 2023 average credit card and other loans to grow low- to mid-single digits relative to 2022. • Total revenue: "Total revenue growth for 2023, excluding the gain on portfolio sale, is anticipated to be slightly above average loan growth, with a full year net interest margin similar to that of 2022. • Total expenses: "We anticipate an increase in full year total expenses in the 8% to 9% range versus 2022. We remain focused on disciplined expense management as we adjust the pace and timing of our investments to align with our revenue and growth outlook. • Net loss rate: "Updated to reflect our expectation of a net loss rate in the mid 7% range for 2023, inclusive of impacts from the 2022 transition of our credit card processing services, our ongoing strategic credit tightening actions, moderating consumer spending, as well as continued pressure on consumers’ ability to pay due to inflationary pressures. We remain confident in our long-term guidance of a through-the-cycle average net loss rate below our historical average of 6%. • Effective tax rate: "We expect our full year normalized effective tax rate to be in the range of 25% to 26%, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Key operating and financial metrics


Credit sales
$7.7B
-13%
$6.7B
3Q22
3Q23


Revenue
$979MM
+5%
$1,031MM
3Q22
3Q23


PPNR*
$493MM
+7%
$529MM
3Q22
3Q23

Credit metrics


Delinquency rate
5.7%
+60 bps
6.3%
3Q22
3Q23


Net loss rate
5.0%
+190 bps
6.9%
3Q22
3Q23

Diluted EPS


Total company
$2.69
$3.42
3Q22
3Q23


Continuing ops.(1)
$2.69
$3.46
3Q22
3Q23

Continuing operations[(1)]

($ in millions, except per share amounts)

	Third quarter 2023			Year-to-date 2023		
	2023	**2022**	**Change**	**2023**	**2022**	**Change**
Total net interest and non-interest income ("Revenue")	$ 1,031	$ 979	5%	$ 3,273	$ 2,793	17%
Net principal losses	*$ 304*	*$ 218*	*40%*	*$ 998*	*$ 656*	*52%*
Reserve build (release)	*$ —*	*$ 86*	*nm*	*$ (251)*	*$ 246*	*nm*
Provision for credit losses	$ 304	$ 304	—%	$ 747	$ 902	(17%)
Total non-interest expenses	$ 502	$ 486	3%	$ 1,576	$ 1,383	14%
Income from continuing operations before income taxes	$ 225	$ 189	19%	$ 950	$ 508	87%
Income from continuing operations	**$ 173**	**$ 134**	**29%**	**$ 693**	**$ 358**	**94%**
Income from continuing operations per diluted share	$ 3.46	$ 2.69	29%	$ 13.80	$ 7.16	93%
Weighted average shares outstanding – diluted	50.1	49.9		50.2	50.0	
Pretax pre-provision earnings (PPNR)*	$ 529	$ 493	7%	$ 1,697	$ 1,410	20%
Less: Gain on portfolio sale	$ —	$ —	—%	$ (230)	$ —	nm
PPNR less gain on portfolio sale*	$ 529	$ 493	7%	$ 1,467	$ 1,410	4%

(1) Excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and are classified as discontinued operations in 3Q23.

* *PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

Note: Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

nm – Not meaningful, denoting a variance of 100 percent or more.

Bread Financial | October 26, 2023

3

Bread Financial | October 26, 2023 4 Third quarter 2023 compared with third quarter 2022 – continuing operations • Credit sales were $6.7 billion for the third quarter of 2023, a decrease of $1.0 billion, or 13%, reflecting the sale of the BJ's Wholesale Club portfolio in late February 2023, ongoing strategic credit tightening and moderating consumer spending, partially offset by new partner growth. • Average and end-of-period credit card and other loans were $17.5 billion and $17.9 billion, respectively, both nearly flat year-over-year driven by the addition of new partners as well as further moderation in the consumer payment rate, offset by the decline in credit sales noted above and the sale of the BJ's portfolio. • Revenue increased $52 million, or 5%, driven by higher finance charge yields and non-interest income, partially offset by higher interest expense and reversals of interest and fees resulting from higher gross losses. • Total non-interest expenses increased $16 million, or 3%, as card and processing expenses increased $22 million, or 26%; employee compensation and benefit costs increased $8 million, or 4%; partially offset by marketing expenses which decreased $8 million, or 17%; and depreciation and amortization expenses which decreased $6 million, or 20%. • Income from continuing operations increased $39 million, or 29%. • PPNR, a non-GAAP financial measure, increased $36 million, reflecting a 7% increase. • The delinquency rate of 6.3% increased from 5.7% in the third quarter of 2022 and increased from 5.5% sequentially. • The net loss rate of 6.9% increased from 5.0% in the third quarter of 2022 and decreased from 8.0% sequentially. The rate in the second quarter of 2023 reflected an approximately 100 basis point impact from the June 2022 transition of our credit card processing services. • The common equity tier 1 capital ratio of 12.9% increased from 11.5% in the third quarter of 2022. Contacts Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com) Susan Haugen (susan.haugen@breadfinancial.com) Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com)

Bread Financial | October 26, 2023 5 Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession, and the related impact on consumer payment rates, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax liability, disputes or other adverse impacts arising out of or relating to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries. In addition, a final CFPB ruling is anticipated in the coming months that could place significant limits on credit card late fees; we cannot provide any assurance as to when any such rule will be issued, the provisions or effective date of any such rule, the result of any litigation relating to such rule, or our ability to mitigate or offset the impact of any such rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward- looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. Non-GAAP financial measures We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net provision/release in Provision for credit losses. PPNR less gain on portfolio sales then decreases PPNR by the gain on any portfolio sales in the period. We use PPNR and PPNR less gain on portfolio sales as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Bread Financial | October 26, 2023 6 Conference call / webcast information Bread Financial will host a conference call on Thursday, October 26, 2023, at 8:30 a.m. (Eastern Time) to discuss the company’s third quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download, and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial™ Bread Financial™ (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive suite of payment solutions that includes private label and co-brand credit cards and Bread Pay™ buy now, pay later products. Bread Financial also offers direct-to-consumer products that give customers more access, choice and freedom through its branded Bread Cashback™ American Express® Credit Card and Bread Savings™ products. Headquartered in Columbus, Ohio, Bread Financial is powered by its 7,500+ global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit breadfinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Interest income				
Interest and fees on loans	$ 1,256	$ 1,195	$ 3,697	$ 3,325
Interest on cash and investment securities	45	23	135	34
Total interest income	1,301	1,218	3,832	3,359
Interest expense				
Interest on deposits	143	66	387	142
Interest on borrowings	76	67	254	166
Total interest expense	219	133	641	308
Net interest income	**1,082**	**1,085**	**3,191**	**3,051**
Non-interest income				
Interchange revenue, net of retailer share arrangements	(84)	(136)	(244)	(333)
Gain on portfolio sale	—	—	230	—
Other	33	30	96	75
Total non-interest income	(51)	(106)	82	(258)
Total net interest and non-interest income	**1,031**	**979**	**3,273**	**2,793**
Provision for credit losses	**304**	**304**	**747**	**902**
Total net interest and non-interest income, after provision for credit losses	727	675	2,526	1,891
Non-interest expenses				
Employee compensation and benefits	210	202	647	572
Card and processing expenses	104	82	339	248
Information processing and communication	73	75	222	192
Marketing expenses	36	44	115	124
Depreciation and amortization	23	29	92	80
Other	56	54	161	167
Total non-interest expenses	**502**	**486**	**1,576**	**1,383**
Income from continuing operations before income taxes	225	189	950	508
Provision for income taxes	52	55	257	150
Income from continuing operations	173	134	693	358
(Loss) income from discontinued operations, net of income taxes	(2)	—	(18)	(1)
Net income	**$ 171**	**$ 134**	**$ 675**	**$ 357**
Basic income per share				
Income from continuing operations	$ 3.47	$ 2.69	$ 13.85	$ 7.17
(Loss) income from discontinued operations	$ (0.03)	$ —	$ (0.37)	$ (0.01)
Net income per share	$ 3.44	$ 2.69	$ 13.48	$ 7.16
Diluted income per share				
Income from continuing operations	$ 3.46	$ 2.69	$ 13.80	$ 7.16
(Loss) income from discontinued operations	$ (0.04)	$ —	$ (0.36)	$ (0.01)
Net income per share	$ 3.42	$ 2.69	$ 13.44	$ 7.15
Weighted average common shares outstanding				
Basic	49.9	49.8	50.0	49.9
Diluted	50.1	49.9	50.2	50.0
Pretax pre-provision earnings (PPNR)*	$ 529	$ 493	$ 1,697	$ 1,410
Less: Gain on portfolio sale	—	—	(230)	—
PPNR less gain on portfolio sale*	$ 529	$ 493	$ 1,467	$ 1,410

* *PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

Bread Financial | October 26, 2023 7

Bread Financial | October 26, 2023 8 BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (In millions) September 30, 2023 December 31, 2022 ASSETS Cash and cash equivalents $ 3,380 $ 3,891 Credit card and other loans Total credit card and other loans 17,922 21,365 Allowance for credit losses (2,207) (2,464) Credit card and other loans, net 15,715 18,901 Investment securities 240 221 Property and equipment, net 160 195 Goodwill and intangible assets, net 771 799 Other assets 1,342 1,400 Total assets $ 21,608 $ 25,407 LIABILITIES AND STOCKHOLDERS' EQUITY Deposits Direct-to-consumer (retail) $ 6,098 $ 5,466 Wholesale and other 7,170 8,360 Total deposits 13,268 13,826 Debt issued by consolidated variable interest entities 2,848 6,115 Long-term and other debt 1,375 1,892 Other liabilities 1,253 1,309 Total liabilities 18,744 23,142 Total stockholders’ equity 2,864 2,265 Total liabilities and stockholders’ equity $ 21,608 $ 25,407 Shares of common stock outstanding 49.3 49.9

Bread Financial | October 26, 2023 9 Note: The unaudited Consolidated Statements of Cash Flows are presented reflecting the combined cash flows from continuing and discontinued operations. BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Nine months ended September 30, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 675 $ 357 Adjustments to reconcile net income to net cash provided by operating activities Provision for credit losses 747 902 Depreciation and amortization 92 80 Deferred income taxes (35) (137) Non-cash stock compensation 32 24 Amortization of deferred financing costs 20 18 Amortization of deferred origination costs 67 64 Gain on portfolio sale (230) — Change in other operating assets and liabilities Change in other assets 38 (25) Change in other liabilities (56) 11 Other 20 57 Net cash provided by operating activities 1,370 1,351 CASH FLOWS FROM INVESTING ACTIVITIES Change in credit card and other loans 217 (1,171) Proceeds from sale of credit card loan portfolio 2,499 — Purchase of credit card loan portfolio (81) (249) Net purchase of investment securities (29) (10) Other, including capital expenditures (27) (58) Net cash provided by (used in) investing activities 2,579 (1,488) CASH FLOWS FROM FINANCING ACTIVITIES Unsecured borrowings under debt agreements 801 218 Repayments/maturities of unsecured borrowings under debt agreements (1,299) (294) Debt issued by consolidated variable interest entities 1,517 1,723 Repayments/maturities of debt issued by consolidated variable interest entities (4,782) (3,162) Net (decrease) increase in deposits (559) 1,395 Payment of deferred financing costs (50) (10) Payment for capped call transactions (39) — Dividends paid (32) (32) Repurchase of common stock (35) (12) Other (3) (4) Net cash used in financing activities (4,481) (178) Change in cash, cash equivalents and restricted cash (532) (315) Cash, cash equivalents and restricted cash at beginning of period 3,927 3,923 Cash, cash equivalents and restricted cash at end of period $ 3,395 $ 3,608

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2023	2022	Change	2023	2022	Change
Pretax pre-provision earnings:						
Income from continuing operations before income taxes	$ 225	$ 189	19%	$ 950	$ 508	87%
Provision for credit losses	304	304	—%	747	902	(17%)
Pretax pre-provision earnings (PPNR)	$ 529	$ 493	7%	$ 1,697	$ 1,410	20%
Less: Gain on portfolio sale	—	—	—%	(230)	—	nm
PPNR less gain on portfolio sale	$ 529	$ 493	7%	$ 1,467	$ 1,410	4%
Tangible common equity (TCE)						
Total stockholders' equity	2,864	2,399	19%	2,864	2,399	19%
Less: Goodwill and intangible assets, net	(771)	(690)	12%	(771)	(690)	12%
Tangible common equity (TCE)	$ 2,093	$ 1,709	22%	$ 2,093	$ 1,709	22%
Tangible assets (TA)						
Total assets	21,608	21,960	(2%)	21,608	21,960	(2%)
Less: Goodwill and intangible assets, net	(771)	(690)	12%	(771)	(690)	12%
Tangible assets (TA)	$ 20,837	$ 21,270	(2%)	$ 20,837	$ 21,270	(2%)

Bread Financial | October 26, 2023 10

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2023	2022	Change	2023	2022	Change
Credit sales	$ 6,668	$ 7,689	(13%)	$ 21,098	$ 22,716	(7%)
Average credit card and other loans	$ 17,540	$ 17,598	—%	$ 18,199	$ 17,084	7%
End-of-period credit card and other loans	$ 17,922	$ 18,126	(1%)	$ 17,922	$ 18,126	(1%)
End-of-period direct-to-consumer deposits	$ 6,098	$ 5,176	18%	$ 6,098	$ 5,176	18%
Return on average assets(1)	3.2%	2.4%	0.8%	4.1%	2.2%	1.9%
Return on average equity(2)	24.8%	22.8%	2.0%	34.5%	20.9%	13.6%
Net interest margin(3)	20.6%	19.9%	0.7%	19.4%	19.3%	0.1%
Loan yield(4)	28.6%	27.2%	1.4%	27.1%	25.9%	1.2%
Efficiency ratio(5)	48.7%	49.7%	(1.0%)	48.2%	49.6%	(1.4%)
Double leverage ratio(6)	127.4%	182.4%	(55.0%)	127.4%	182.4%	(55.0%)
Common equity tier 1 capital ratio(7)	12.9%	11.5%	1.4%	12.9%	11.5%	1.4%
Tangible common equity / tangible assets ratio (TCE/TA)(8)	10.0%	8.0%	2.0%	10.0%	8.0%	2.0%
Tangible book value per common share(9)	$ 42.45	$ 34.30	23.8%	$ 42.45	$ 34.30	23.8%
Cash dividend per common share	$ 0.21	$ 0.21	0.0%	$ 0.63	$ 0.63	0.0%
Payment rate(10)	14.4%	15.5%	(1.1%)	14.4%	15.5%	(1.1%)
Delinquency rate(11)	6.3%	5.7%	0.6%	6.3%	5.7%	0.6%
Net loss rate(11)	6.9%	5.0%	1.9%	7.3%	5.1%	2.2%
Reserve rate	12.3%	11.4%	0.9%	12.3%	11.4%	0.9%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(6) Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity.
(7) The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets.
(8) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(9) Tangible book value per common share represents TCE divided by shares outstanding and is a non-GAAP financial measure.
(10) Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods.
(11) Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

Bread Financial | October 26, 2023

11